UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): February 8, 2008

XCORPOREAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18718	75-2242792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 340, Los Angeles, California 90025
(Address of principal executive offices) (Zip Code)

(310) 481-8986
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers.

Effective February 8, 2008, Daniel Goldberger was appointed our Chief Executive Officer. We entered into a Services Agreement with Mr. Goldberger which continues until our employment of a permanent CEO, as set forth in our current report on Form 8-K filed January 25, 2008, and incorporated herein by reference. Mr. Goldberger will act as our CEO in the interim.

Mr. Goldberger, age 49, has served as a member of our Board of Directors since October 2007, and served as a Director, President and Chief Operating Officer of pre-merger Xcorporeal from October 2006 to August 2007. He has served as Chief Executive Officer of Sound Surgical Technologies, a privately held manufacturer of equipment for ultrasound assisted liposuction, since August 2007. Mr. Goldberger served as Chief Executive Officer of Glucon Inc., a privately held glucose monitoring business from 2004 to 2007. From 2001 to 2004, Mr. Goldberger served as President and as a Director of the Medical Group of OSI Systems, Inc. (NASDAQ: OSIS), which included the Spacelabs, Dolphin, Osteometer product lines with combined revenue approaching $250 million. He was also the co-founder of Optiscan Biomedical Corporation, where he served as Director from 1994 to 2001 and also served as its Vice President from 1994 to 1998 and then as its President from 1998 to 2001. Mr. Goldberger has over 25 years of management experience with large and small medical device companies, including Nellcor and Square One Technology. He received his B.S.M.E. from Massachusetts Institute of Technology and his M.S.M.E. from Stanford University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCORPOREAL, INC.

Date: February 8, 2008	By:	/s/ ROBERT WEINSTEIN
Robert Weinstein Chief Financial Officer